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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  August 17, 2000


                              THE PMI GROUP, INC.
            (Exact name of registrant as specified in its charter)


Delaware                    1-13664                       94-3199675
(State of Incorporation)    (Commission File Number)      (I.R.S. Employer Identification No.)

            601 Montgomery Street, San Francisco, California       94111
            (Address of principal executive offices)             (Zip Code)

Registrant's telephone number including area code:  (415) 788-7878


      ___________________________________________________________________
        (Former name or former address, if changed since last report.)

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Item 5.  Other Events

On December 17, 1999, G. Craig Baynham and Linnie Baynham (collectively, the "Plaintiffs") filed a putative RESPA class action lawsuit against PMI Mortgage Insurance Co. ("PMI"), the Company's mortgage insurance subsidiary. (See the Company's Form 8-K filed December 29, 1999.) This action was filed by Plaintiffs in the U.S. District Court for the Southern District of Georgia (Augusta Division) ("Court").

On August 14, 2000, the Court issued an order granting PMI's motion for summary judgment in the above action (the "Order"). The Court's Order dismisses Plaintiffs' action in its entirety.

In its Order, the Court found that the McCarran-Ferguson Act, 15 U.S.C. sections 1011-1015, bars all of Plaintiffs' RESPA claims. Specifically, the Court held that the McCarran-Ferguson Act's "anti-preemption rule" bars the application of RESPA to PMI's "business of insurance." As held by the Court, the McCarran-Ferguson Act's anti-preemption rule holds that state laws enacted for the purpose of regulating the "business of insurance" do not yield to conflicting federal statutes unless a federal statute specifically requires otherwise. In its Order, the Court did not find it necessary to rule on other factual and legal arguments advanced by PMI in support of its motion for summary judgment.

Plaintiffs have the right to appeal the Court's Order to the Eleventh Circuit Court of Appeals or seek reconsideration by the District Court. Should the Plaintiffs take these or other steps, the Company will continue to contest this action vigorously. Based upon the information presently available to the Company, management believes that this matter will not have a material adverse effect on the Company's financial position or results of operations. However, the outcome of litigation is inherently uncertain and accordingly there can be no assurance that the ultimate outcome of this matter will not have a material adverse effect on the Company's financial position or results of operations.

CAUTIONARY STATEMENT

The Company's statements in this Form 8-K that are not historical facts, and that relate to future plans, events or performance are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this document include management's belief, based upon information presently available, that this litigation will not have a material adverse effect on the Company's financial position or results of operations. This forward-looking statement, as well as other forward-looking statements contained in press releases and documents filed by the Company with the Securities and Exchange Commission, involve a number of risks or uncertainties including, but not limited to, the following factors that could cause the Company's actual results to differ materially from those expressed in this Form 8-K, other documents filed by the Company with the SEC, and other statements made by the Company:

GENERAL ECONOMIC CONDITIONS

Changes in economic conditions, including economic recessions, declining housing values, higher unemployment rates, deteriorating borrower credit, rising interest rates, increases in refinance activity caused by declining interest rates, or combinations of these factors, could

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reduce the demand for mortgage insurance, cause claims on policies issued by PMI to increase, and/or increase PMI's loss experience.

MARKET SHARE AND COMPETITION

The Company's financial condition and results of operations could be harmed by a decline in its market share or a decline in market share of the private mortgage insurance industry as a whole. Numerous factors bear on the relative position of the private mortgage insurance industry versus government and quasi-governmental competition as well as the competition from lending institutions that choose not to insure against borrower default, self-insure through affiliates, or offer residential mortgage products that do not require mortgage insurance.

The mortgage insurance industry is highly competitive. Several of the Company's competitors in the mortgage insurance industry have greater direct or indirect capital reserves that provide them with potentially greater flexibility than the Company.

PMI also competes directly with federal and state governmental and quasi-governmental agencies, principally the FHA and, to a lesser degree, the VA. In addition, the captive reinsurance subsidiaries of national banks, savings institutions, or bank holding companies could become significant competitors of the Company in the future. Other mortgage lenders are also forming reinsurance affiliates that compete with the Company. The Gramm-Leach-Bliley Act of 1999 could lead to additional significant competitors of the Company in the future.

In October 1999, the Federal Housing Finance Board "FHF Board") adopted resolutions which authorize each Federal Home Loan Bank ("FHLB") to offer programs to fund or purchase single-family conforming mortgage loans originated by participating member institutions under the single-family member mortgage assets program and in July 2000 the FHF Board gave permanent authority to each FHLB to purchase such loans from member institutions. Under the FHF Board's rules, FHLB's and member institutions are also authorized to provide credit enhancement for eligible loans. Any expansion of the FHLBs' ability to issue mortgage insurance or use alternatives to mortgage insurance could reduce the demand for private mortgage insurance and harm the Company's financial condition and results of operations.

Certain lenders originate a first mortgage lien with an 80% LTV ratio, a 10% second mortgage lien, and require the remaining 10% of the purchase price from a borrower's funds ("80/10/10"). This 80/10/10 product, as well as similar products, competes with mortgage insurance as an alternative for lenders selling loans in the secondary mortgage market. If the 80/10/10 product or a similar product becomes a widely accepted alternative to mortgage insurance, the Company's financial condition and results of operations could suffer.

Legislation and regulatory changes affecting the FHA have affected demand for private mortgage insurance. In particular, increases in the maximum loan amount that the FHA can insure can reduce the demand for private mortgage insurance. For example, management believes the decline in the MICA members' share of the mortgage insurance business from 56.3% at December 31, 1998 to approximately 52.4% at December 31, 1999 resulted in part from an increase in the maximum individual loan amount the FHA can insure. In January 2000, the maximum individual loan amount that FHA can insure increased to $219,849 from $208,800. This increase may cause demand for private mortgage insurance to decrease. In addition, the Omnibus Spending Bill of 1999 streamlined the FHA down-payment formula and made FHA insurance more competitive with private mortgage insurance in areas with higher home prices.

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FANNIE MAE AND FREDDIE MAC

Fannie Mae and Freddie Mac are collectively referred to as government-sponsored enterprises ("GSEs"). The GSEs are permitted by charter to purchase conventional high-LTV mortgages from lenders who obtain mortgage insurance on those loans. Fannie Mae and Freddie Mac have some discretion to increase or decrease the amount of private mortgage insurance coverage they require on loans, provided the minimum insurance coverage requirement is met. During 1999, Fannie Mae and Freddie Mac separately announced programs where reduced mortgage insurance coverage will be made available for lenders that deliver loans approved by the GSEs automated underwriting services. Although management has not seen any significant movement towards the reduced coverage programs offered by the GSEs to date, if the reduction in required levels of mortgage insurance becomes widely accepted by mortgage lenders and their customers, the reduction could harm the Company's financial condition and results of operations. The GSEs also have separately introduced new "tiered primary" products pursuant to which the GSEs, upon receipt from lenders of loans with traditional borrower paid mortgage insurance, restructure the mortgage insurance coverage with reduced amounts of primary coverage and deeper pool coverage. Wide acceptance by lenders of the GSEs' "tiered primary" products could reduce levels of primary coverage traditionally provided by PMI and, therefore, could have a material adverse affect upon the Company's financial condition and results of operations.

On April 13, 1999 the Office of Federal Housing Enterprise Oversight ("OFHEO") announced proposed risk-based capital regulations, which could treat credit enhancements issued by private mortgage insurance companies with claims-paying ability ratings of AAA or higher more favorably than those issued by companies with AA or lower ratings. The director of OFHEO has stated that the agency expects to draft and publish in the Federal Register final regulations by the end of the year 2000. Shifts in the GSEs' preference for private mortgage insurance to other forms of credit enhancement, including a tiering of mortgage insurers based on their credit rating, could harm the Company's financial condition and results of operations.

Freddie Mac has made several announcements that it would pursue a permanent charter amendment that would allow it to utilize alternative forms of default loss protection or otherwise forego the use of private mortgage insurance on higher loan-to-value mortgages. In addition, Fannie Mae announced it is interested in pursuing new risk management approaches, which may include a reduction in the use of mortgage insurance.

In 1999, a coalition of financial services and housing related trade associations, including MICA and several large mortgage lenders, formed FM Watch, a lobbying organization that supports expanded federal oversight and legislation relating to the role of the GSE's in the secondary mortgage market. The GSE's have criticized, and lobbied against, FM Watch. In addition, the GSE's and other organizations are in the process of forming a coalition designed in part to counter activities of FM Watch. The Company's financial condition and results of operations could be adversely affected in the event that these actions polarize the GSE's, members of FM Watch, PMI and PMI's customers.

Under Fannie Mae and Freddie Mac regulations, PMI needs to maintain at least an "AA-" or equivalent claims-paying ability rating in order to provide mortgage insurance on loans purchased by the GSEs. A loss of PMI's existing eligibility status, either due to a failure to maintain the minimum claims-paying ability rating from the various rating agencies or non-compliance with other eligibility requirements, would have a material, adverse effect on the Company's financial condition and results of operations.

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INSURANCE IN FORCE

A significant percentage of PMI's premiums earned is generated from existing insurance in force and not from new insurance written. The policy owner or servicer of the loan may cancel insurance coverage at any time. A decline in insurance in force as a result of a decrease in persistency due to policy cancellations of older books of business could harm the Company's financial condition and results of operations.

The Home Owners Protection Act of 1998 ("Act") provides for the automatic termination or cancellation upon a borrower's request of private mortgage insurance upon satisfaction of certain conditions. Management is uncertain of the Act's impact on PMI's insurance in force, but believes any reduction in premiums attributed to the Act's required cancellation of mortgage insurance will not have a significant impact on the Company's financial condition and results of operations.

During a period of falling interest rates, an increasing number of borrowers refinance their mortgage loans and PMI generally experiences an increase in the prepayment rate of insurance in force, resulting from policy cancellations of older books of business with higher rates of interest. Although PMI has a history of expanding business during periods of low interest rate, the resulting increase of NIW may ultimately prove to be inadequate to compensate for the loss of insurance in force arising from policy cancellations.

RATING AGENCIES

PMI's claims-paying ability is currently rated "AA+" (Excellent) by Standard and Poor's Rating Services, "Aa2" (Excellent) by Moody's Investors Service, Inc., "AA+" (Very Strong) by Fitch IBCA, and "AA+" (Very High) by Duff & Phelps Credit Rating Co. These ratings are subject to revisions or withdrawal at any time by the assigning rating organization. The ratings by the organizations are based upon factors relevant to PMI's policyholders, principally PMI's capital resources as computed by the rating agencies, and are not applicable to the Company's common stock or outstanding debt. On March 10, 2000, Standard & Poor's affirmed the AA+ financial strength rating and claims-paying ability rating of PMI. During June 1999, Moody's affirmed the Aa2 financial strength rating and claims-paying ability rating of PMI. During March 1999, Moody's announced that it changed PMI's and TPG's rating outlook from stable to negative, stating such action was based on TPG's stock repurchases, PMI's writing of GSE pool and diversification into new sectors. A reduction in PMI's claims-paying ratings below AA- could seriously harm the Company's financial condition and results of operations (See IC3).

LIQUIDITY

TPG's principal sources of funds are dividends from PMI and APTIC, investment income and funds that may be raised from time to time in the capital markets. Numerous factors bear on the Company's ability to maintain and meet its capital and liquidity needs, including the level and severity of claims experienced by the Company's insurance subsidiaries, the performance of the financial markets, standards and factors used by various credit rating agencies, financial covenants in credit agreements, and standards imposed by state insurance regulators relating to the payment of dividends by insurance companies. Any significant change in these factors could adversely affect the Company's ability to maintain capital resources to meet its business needs.

CONTRACT UNDERWRITING SERVICES; NEW PRODUCTS

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The Company provides contract underwriting services for a fee that enable customers to improve the efficiency and quality of their operations by outsourcing all or part of their mortgage loan underwriting. The Company also generally agrees to assume the cost of repurchasing underwritten-deficient loans that have been contract underwritten, a remedy not available under the Company's master primary insurance policies. Due to the demand of contract underwriting services, limitations on the number of available underwriting personnel, and heavy price competition among mortgage insurance companies, PMI's inability to recruit and maintain a sufficient number of qualified underwriters or any significant increase in the cost PMI incurs to satisfy its underwriting services obligations could harm the Company's financial condition and results of operations.

TPG and PMI, from time to time, introduce new mortgage insurance products or programs. The Company's financial condition and results of operations could suffer if PMI or the Company experiences delays in introducing competitive new products and programs or if these products or programs are less profitable than the Company's existing products and programs.

INSURANCE REGULATORY MATTERS

On January 31, 2000, the Illinois Department of Insurance issued a letter addressed to all mortgage guaranty insurers licensed in Illinois. The letter states that it may be a violation of Illinois law for mortgage insurers to offer to Illinois mortgage lenders the opportunity to purchase certain notes issued by a mortgage insurer or an affiliate, or to participate in loan guaranty programs. The letter also states that a violation might occur if mortgage insurers offer lenders coverage on pools of mortgage loans at a discounted or below market premium in return for the lenders' referral of primary mortgage insurance business. In addition, the letter stated that, to the extent a performance guaranty actually transfers risk to the lender in return for a fee, the lender may be deemed to be doing an insurance business in Illinois without authorization. The letter announced that any mortgage guaranty insurer that is participating in the described or similar programs in the State of Illinois should cease such participation or alternatively, provide the Department with a description of any similar programs, giving the reason why the provisions of Illinois are not applicable or not violated. If the Illinois Department of Insurance were to determine that PMI was not in compliance with Illinois law, the Company's financial condition and results of operations could be harmed.

In February 1999, the New York Department of Insurance stated in Circular Letter No. 2, addressed to all private mortgage insurers licensed in New York that certain pool risk-share and structured products and programs would be considered to be illegal under New York law. PMI believes that it complies with the requirements of Circular Letter No. 2 with respect to transactions that are governed by it. In the event the New York Department of Insurance determined PMI was not in compliance with Circular Letter No. 2, the Company's financial condition and results of operations could suffer.

RISK-TO-CAPITAL RATIO

The State of Arizona, PMI's state of domicile for insurance regulatory purposes, and other regulators limit the amount of insurance risk that may be written by PMI, by a variety of financial factors. For example, Arizona law provides that if a mortgage guaranty insurer domiciled in Arizona does not have the amount of minimum policyholders position required, it must cease transacting new business until its minimum policyholders position meets the requirements. Under Arizona law, minimum policyholders position is calculated based on the

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face amount of the mortgage, the percentage coverage or claim settlement option and the loan to value ratio category, net of reinsurance ceded, but including reinsurance assumed.

Other factors affecting PMI's risk-to-capital ratio include: (i) limitations under the Runoff Support Agreement with Allstate, which prohibit PMI from paying any dividends if, after the payment of any such dividend, PMI's risk-to-capital ratio would equal or exceed 23 to 1; (ii) TPG's credit agreements and the terms of its guaranty of the debt incurred to purchase PMI LTD; and (iii) TPG's and PMI's credit or claims-paying ability ratings which generally require that the rating agencies' risk-to-capital ratio not exceed 20 to 1.

Significant losses could cause a material reduction in statutory capital, causing an increase in the risk-to-capital ratio and thereby limit PMI's ability to write new business. The inability to write new business could harm the Company's financial condition and results of operations.

CHANGES IN COMPOSITION OF INSURANCE WRITTEN; POOL INSURANCE

The composition of PMI's NIW has included an increasing percentage of mortgages with LTV's in excess of 90% and less than or equal to 95% ("95s"). At June 30, 2000, 46.5% of PMI's risk in force consisted of 95s, which, in PMI's experience, have had a claims frequency approximately twice that of mortgages with LTV's equal to or less than 90% and over 85% ("90s"). PMI also offers coverage for mortgages with LTV's in excess of 95% and up to 97% ("97s"). At June 30, 2000, 5.3% of PMI's risk in force consisted of 97s that have even higher risk characteristics than 95s and greater uncertainty as to pricing adequacy. In June 2000, PMI introduced expanded coverage for certain mortgages with LTV's in excess of 97%. This expanded coverage has commensurately higher risk characteristics and pricing uncertainty. PMI's NIW also includes adjustable rate mortgages ("ARMs"), which, although priced higher, have risk characteristics that exceed the risk characteristics associated with PMI's book of business as a whole.

Since the fourth quarter of 1997, PMI has offered a new pool insurance product, which is generally used as an additional credit enhancement for certain secondary market mortgage transactions. New pool risk written was $24 million for the quarter ended June 30, 2000. This new pool insurance product provides coverage to certain loans with non-conforming, and therefore higher risk, characteristics. Although PMI charges higher premium rates for loans that have higher risk characteristics, including ARMs, 95s, 97s and pool insurance products, the premiums earned on these products, and the associated investment income, may ultimately prove to be inadequate to compensate for future losses from these products.

POTENTIAL INCREASE IN CLAIMS

Mortgage insurance coverage and premiums generally cannot be canceled by PMI and remains renewable at the option of the insured until required to be canceled under applicable Federal or state laws for the life of the loan. As a result, the impact of increased claims from policies originated in a particular year generally cannot be offset by premium increases on policies in force or mitigated by nonrenewal of insurance coverage. There can be no assurance, however, that the premiums charged will be adequate to compensate PMI for the risks and costs associated with the coverage provided to its customers.

LOSS RESERVES

PMI establishes loss reserves based upon estimates of the claim rate and average claim amounts, as well as the estimated costs, including legal and other fees, of settling claims. Such reserves are

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based on estimates, which are regularly reviewed and updated. There can be no assurance that PMI's reserves will prove to be adequate to cover ultimate loss development on incurred defaults. The Company's financial condition and results of operations could be materially and adversely affected if PMI's reserve estimates are insufficient to cover the actual related claims paid and expenses incurred.

REGIONAL RISKS

In addition to nationwide economic conditions, PMI could be particularly affected by economic downturns in specific regions where a large portion of its business is concentrated, particularly California, Florida, and Texas, where PMI has 15.1%, 7.6% and 7.2% of its risk in force concentrated and where the default rate on all PMI policies in force is 2.21%, 2.49% and 1.77% compared with 1.89% nationwide as of June 30, 2000.

CAPTIVE REINSURANCE ARRANGEMENTS; RISK-SHARING TRANSACTIONS

PMI's customers have indicated an increasing demand for captive reinsurance arrangements, which allow a reinsurance company, generally an affiliate of the lender, to assume a portion of the mortgage insurance default risk in exchange for a portion of the insurance premiums. An increasing percentage of PMI's NIW is being generated by customers with captive reinsurance companies, and management expects that this trend will continue. An increase in captive reinsurance arrangements would decrease in net premiums written which may negatively impact the yield obtained in the Company's net premiums earned for customers with captive reinsurance arrangements. The inability of the Company to provide its customers with acceptable risk-sharing structured transactions, including potentially increasing levels of premium cessions in captive reinsurance arrangements, would likely harm PMI's competitive position.

GRAMM-LEACH-BLILEY ACT

On November 12, 1999, the President signed the Gramm-Leach-Bliley Act of 1999 (the "Act") into law. Among other things, the Act allows bank holding companies to engage in a substantially broader range of activities, including insurance underwriting, and allows insurers and other financial service companies to acquire banks. The Act allows a bank holding company to form an insurance subsidiary, licensed under state insurance law, to issue insurance products directly, including mortgage insurance. The Company expects that, over time, the Act will allow consumers the ability to shop for their insurance, banking and investment needs at one financial services company. The Company believes that the Act may lead to increased competition in the mortgage insurance industry by facilitating the development of new savings and investment products, resulting in the Company's customers offering mortgage insurance directly rather than through captive reinsurance arrangements with the Company's insurance subsidiaries and encouraging large, well-capitalized financial service companies to enter the mortgage insurance business.

INTERNATIONAL MORTGAGE INSURANCE; STRATEGIC INVESTMENTS

As the Company seeks to expand its business internationally, it increasingly will be subject to risks associated with international operations, including: the need for regulatory and third party approvals; challenges retaining key foreign-based employees and key relationships with customers and business partners in international markets; the economic strength of the foreign mortgage origination markets targeted; changes in foreign regulations and laws; foreign currency exchange; potential increases in the level of defaults and claims on policies insured by foreign-

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based subsidiaries; and the need to integrate PMI's risk management technology systems and products with those of its foreign operations. In particular, the performance of the Company's Australian subsidiary could be materially and adversely affected by various factors affecting the Australian economy including, but not limited to, a weakening in the demand for housing, interest rate volatility, and/or an increase in claims.

The performance of the Company's other strategic investments could materially and adversely be affected by changes in the real estate, mortgage lending, mortgage servicing, title and financial guaranty markets; future movements in interest rates; those operations' future financial condition and performance; the ability of those entities to execute future business plans; and PMI's dependence upon management to operate those companies in which PMI does not own a controlling share.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

None.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              The PMI Group, Inc.
                              (Registrant)

August 17, 2000               By: /s/ Victor J. Bacigalupi

                                  Victor J. Bacigalupi
                                  Executive Vice President,
                                  General Counsel and Secretary

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